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                                  EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated May 19, 1999, except for the last paragraph of Note 8 which is as of June 22, 1999, and the first paragraph of Note 12 which is as of August 27, 1999, relating to the financial statements and financial statement schedule of Vixel Corporation, which appear in Vixel Corporation's Registration Statement on Form S-1.




PricewaterhouseCoopers LLP
Seattle, Washington
September 28, 1999